DYNAMIC RESOURCES CORP.
                        (AN EXPLORATION STAGE COMPANY)

                  REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
                         (EXPRESSED IN CANADIAN DOLLARS)

                           DECEMBER 31, 2004 AND 2003

<1>
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders,
Dynamic Resources Corp.
(An Exploration Stage Company)

We have audited the consolidated balance sheets of Dynamic Resources Corp. (An Exploration Stage Company) as at December 31, 2004 and 2003 and the consolidated statements of operations, shareholders' equity (deficiency) and cash flows for the years ended December 31, 2004, 2003 and 2002 and for the period May 21, 1993 (Date of Incorporation) to December 31, 2004. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004, 2003 and 2002 and for the period May 21, 1993 (Date of Incorporation) to December 31, 2004 in accordance with Canadian generally accepted accounting principles.


 Vancouver, Canada      "AMISANO HANSON"
 April 26, 2005    Chartered Accountants



      COMMENTS BY AUDITOR FOR US READERS ON CANADA - US REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is substantial doubt about a Corporation's ability to continue as a going concern. The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of business. As discussed in Note 1 to the accompanying financial statements, the Corporation has a working capital deficiency, substantial losses from operations and is presently inactive. Its ability to continue as a going concern is dependent upon the ability of the Corporation to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Our report to the shareholders dated April 26, 2005 is expressed in accordance with Canadian reporting standards which do not permit a reference to such uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.


 Vancouver, Canada      "AMISANO HANSON"
 April 26, 2005    Chartered Accountants
<2>

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31
(Expressed in Canadian Dollars)


                                                             2004         2003
ASSETS

CURRENT
  Cash                                                  $ 105,395    $   2,501
  Amounts receivable                                       13,868        2,822
  Prepaid expenses                                          8,375            -

TOTAL CURRENT ASSETS                                      127,638        5,323

DUE FROM DIRECTORS (Note 7)                                 6,960            -
INVESTMENT IN LIMITED PARTNERSHIP (Note 4)             16,686,594            -
ADVANCES FOR RESOURCE PROPERTY EXPLORATION (Note 5)        19,492            -
MINERAL PROPERTIES (Schedule 1 and Note 5)                243,596         2000

TOTAL ASSETS                                          $17,084,280    $   7,323

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT
  Accounts payable                                      $ 104,754    $ 837,493
  Due to director (Note 7)                                      -      255,869

TOTAL CURRENT LIABILITIES                                 104,754    1,093,362

PROMISSORY NOTES PAYABLE (Note 4)                      16,686,594            -

TOTAL LIABILITIES                                      16,791,348    1,093,362

SHAREHOLDERS' EQUITY (DEFICIENCY)
  Capital stock (Notes 6 and 7)                        15,014,117   13,380,595
  Share subscriptions (Note 6)                               -           2,500
  Contributed surplus (Note 6)                            112,000         -
  Accumulated deficit                                 (14,833,185) (14,469,134)

  Total shareholders' equity (deficiency)                 292,932   (1,086,039)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY 	      $17,084,280  $     7,323
   (DEFICIENCY)

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)
COMMITMENTS (Notes 6 and 8)
CONTINGENCY (Note 11)
SUBSEQUENT EVENTS (Note 12)

APPROVED ON BEHALF OF THE BOARD:


 "Robert Fedun" Director "Glenn MacDonald" Director
----------------------------------------------------



                             SEE ACCOMPANYING NOTES

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in Canadian Dollars)


                                                                                             Period From
                                                                                                 Date of
                                                                                           Incorporation
                                                                                              on May 21,
                                                      Year Ended   Year Ended   Year Ended       1993 to
                                                    December 31, December 31, December 31,  December 31,
                                                            2004         2003         2002          2004



ADMINISTRATIVE EXPENSES
  Accounting and audit fees                         $  38,747    $  22,315    $  29,599    $ 265,021
  Amortization                                              -            -            -       14,063
  Consulting fees                                     160,130            -            -      493,210
  Interest                                                121        5,863            -        5,984
  Investor relations costs                             59,596            -            -      482,396
  Legal fees                                           17,037       16,997       20,000      200,390
  Management fees (Note 7)                             72,000       48,000            -      333,105
  Office                                               12,896          753            -      238,131
  Rent                                                 16,070        8,564            -      162,988
  Telephone                                             6,797            -            -      189,825
  Transfer agent and filing fees                       30,968        2,314            -      161,991
  Travel                                               35,269            -            -    1,027,695

LOSS BEFORE OTHER ITEMS AND DISCONTINUED OPERATIONS  (449,631)    (104,806)     (49,599)  (3,574,799)

OTHER ITEMS
  Capital tax                                               -            -            -       (6,212)
  Capital assets written-off                                -            -            -      (11,345)
  Foreign exchange (loss) gain                        (21,690)     107,945        5,430       48,343
  Interest and other income                             2,000            -          332       26,003
  Loss from disposal of oil and gas lease                   -            -            -       (1,275)
  Option to purchase interest in resource property          -            -            -        2,000
  Resource properties written-off                           -            -            -    7,708,774)
  Resource properties written-down                          -            -            -   (1,010,765)
  Property investigation costs                         (7,067)           -            -     (532,952)
  Write-off of uncollectible advances                       -            -            -     (176,243)
  Gain on sale of marketable securities                     -            -            -       56,371
  Gain on settlement of accounts payable                    -        1,466      199,935      201,401
  Limited partnership income                        4,860,558            -            -    4,860,558
  Interest on promissory notes                       (854,498)           -            -     (854,498)
  Write-down of investment in a limited partnership
   (Note 4)                                        (3,781,723)           -            -   (3,781,723)
  Stock-based compensation                           (112,000)           -            -     (112,000)

                                                       85,580      109,411      205,697   (9,001,111)


                                  - continued -




                             SEE ACCOMPANYING NOTES

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in Canadian Dollars)


                                                                                      Period From
                                                                                          Date of
                                                                                    Incorporation
                                                                                       on May 21,
                                               Year Ended   Year Ended   Year Ended       1993 to
                                             December 31, December 31, December 31,  December 31,
                                                     2004         2003         2002          2004



Continued

INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS (364,051)        4,605      156,098    (12,575,910)


DISCONTINUED OPERATIONS                             -             -            -     (2,257,275)


NET INCOME (LOSS) FOR THE PERIOD            $(364,051)    $   4,605    $ 156,098    $(14,833,185)


BASIC AND DILUTED EARNINGS (LOSS) PER COMMON
  SHARE FROM CONTINUING OPERATIONS         $    (0.02)  $      0.00   $     0.04


BASIC AND DILUTED LOSS PER COMMON SHARE FROM
  DISCONTINUED OPERATIONS                  $     0.00   $      0.00   $     0.00


BASIC AND DILUTED EARNINGS (LOSS) PER COMMON
  SHARE FOR THE PERIOD                     $    (0.02)  $      0.00   $     0.04


WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                              19,595,448     3,854,657    3,854,657














                             SEE ACCOMPANYING NOTES

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
(Expressed in Canadian Dollars)


                                                                     Common Stock
                                                                                              Share
                                                                                      Subscriptions Contributed Accumulated
								   Shares    Amount        Received     Surplus     Deficit     Total



Balance, December 31, 1993						 -  $      -      $     -      $      -    $     -   $      -
Issuance of shares for cash:
 Pursuant to public offering			    - at $1.00     200,000   200,000            -             -          -    200,000
  - share subscriptions				    - at $0.2778   180,000    50,000            -             -          -     50,000
  - share subscriptions				    - at $0.3348    82,962    27,777            -             -          -     27,777
Net loss for the period ended December 31, 1994				 -         -            -             -    (45,334)   (45,334)

Balance, December 31, 1994					   462,962   277,777            -             -    (45,334)   232,443
Issuance of shares for cash:
 Pursuant to the exercise of share purchase options - at $1.00      20,000    20,000		-             -          -     20,000
						    - at $1.50      41,200    61,800            -             -          -     61,800
						    - at $5.00       8,000    40,000            -             -          -     40,000
 Pursuant to the exercise of share purchase warrants- at $5.50     414,500 2,279,750		-             -          -  2,279,750
 Pursuant to a private placement		    - at $1.70     500,000   850,000            -             -          -    850,000
  Less: finders' fee							 -   (85,000)           -             -          -    (85,000)
 Pursuant to share purchase agreement		    - at $10.50    160,000 1,680,000            -             -          -  1,680,000
 For finders' fee						    12,857   135,000            -             -          -    135,000
 Issuance of shares pursuant to property acquisition
  agreements					    - at $17.00     10,000   170,000            -             -          -    170,000
								    10,000   178,000            -             -          -    178,000
Net loss for the year ended December 31, 1995				 -         -            -             -   (914,654)  (914,654)

Balance, December 31, 1995					 1,639,519 5,607,327            -             -   (959,988) 4,647,339
Issuance of shares for cash:
 Pursuant to private placements			    - at $6.00     336,667 2,020,000            -             -          -  2,020,000
  Less: finders' fee							 -  (127,500)           -             -          -   (127,500)
  Less: commission							 -    (3,580)           -             -          -     (3,580)
  Pursuant to the exercise of share purchase options- at $8.00      57,150   457,200		-             -          -    457,200
						    - at $1.50       5,000     7,500		-             -          -      7,500
						    - at $5.00      77,000   385,000		-             -          -    385,000
						    - at $6.00      13,000    78,000            -             -          -     78,000
 Pursuant to the exercise of share purchase warrants- at $5.50      85,500   470,250		-	      -          -    470,250
 						    - at $7.50     220,000 1,650,000		-             -          -  1,650,000
 Issuance of shares pursuant to a property acquisition
  agreement					    - at $8.50      25,000   212,500            -             -          -    212,500
Net loss for the year ended December 31, 1996				 -         -            -             - (7,039,774)(7,039,774)


                                 - continued -


                             SEE ACCOMPANYING NOTES

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
(Expressed in Canadian Dollars)


                                                                       Common Stock
                                                                                               Share
                                                                                       Subscriptions Contributed Accumulated
								    Shares    Amount        Received     Surplus     Deficit     Total




    Continued


Balance, December 31, 1996					 2,458,836    10,756,697          -           -  (7,999,762) 2,756,935
Issuance of shares for cash:
 Pursuant to the exercise of share purchase options - at $2.00      82,750       165,500	  -	      -           -    165,500
 Pursuant to private placements			    - at $2.10     200,000       420,000          -           -           -    420,000
						    - at $3.00     321,951       965,854          -           -           -    965,854
Issuance of shares for services:
 Pursuant to share purchase options		    - at $2.00       4,000         8,000          -           -           -      8,000
 Issuance of shares pursuant to property
 acquisition agreement				    - at $6.00      25,000       150,000          -           -           -    150,000
Net loss for the year ended December 31, 1997				 -             -          -           -  (2,017,700)(2,017,700)

Balance,December 31, 1997					 3,092,537     12,466,051         -           - (10,017,462) 2,448,589
Issuance of shares for cash:
 Pursuant to the exercise of share purchase options - at $1.20     280,000       336,000	  -	      -           -    336,000
 Pursuant to private placement			    - at $1.20     417,120       500,544          -           -           -    500,544
Issuance of shares for services:
 Pursuant to share purchase warrants		    - at $1.20      65,000        78,000          -           -           -     78,000
Net loss for the year ended December 31, 1998				 -             -          -           -  (4,453,051)(4,453,051)


Balance, December 31, 1998					 3,854,657     13,380,595         -           - (14,470,513)(1,089,918)
Net loss for the year ended December 31, 1999				 -              -         -           -     (72,881)   (72,881)

Balance, December 31, 1999					 3,854,657     13,380,595         -           - (14,543,394)(1,162,799)
Net loss for the year ended December 31, 2000				 -              -         -           -     (35,111)`  (35,111)


Balance, December 31, 2000					 3,854,657     13,380,595         -           - (14,578,505)(1,197,910)
Net loss for the year ended December 31, 2001				 -              -         -           -     (51,332)   (51,332)


Balance, December 31, 2001					 3,854,657     13,380,595         -           - (14,629,837)(1,249,242)
Net income for the year ended December 31, 2002				 -              -         -           -     156,098    156,098

Balance, December 31, 2002					 3,854,657     13,380,595         -           - (14,473,739)(1,093,144)
Share subscriptions							 -            -       2,500           -           -      2,500
Net income for the year ended December 31, 2003				 -            -           -           -       4,605      4,605

                                 - continued -


                             SEE ACCOMPANYING NOTES

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
(Expressed in Canadian Dollars)


      								    Common Stock
                                                                                              Share
										      Subscriptions Contributed  Accumulated
								   Shares    Amount        Received     Surplus      Deficit       Total




Continued


Balance, December 31, 2003				       3,854,657   13,380,595        2,500            -   14,469,134) (1,086,039)
Pursuant to the acquisition of mineral properties - at $0.01     200,000        2,000		 -            -            -       2,000
						  - at $0.05   2,750,000      137,500            -            -            -     137,500
Issuance of shares for cash:
 Pursuant to private placement			  - at $0.05  11,655,986      582,799       (2,500)           -            -     580,299
 Less: finders' fees paid					       -       (3,000)           -            -            -      (3,000)
Finders' fee on private placement		  - at $0.05     100,000            -            -            -            -           -
Pursuant to debt settlement agreements - at $0.05 -    $0.15  15,021,839      936,382		 -	      -            -     936,382
Less: share issue costs						       -      (22,159)           -            -            -     (22,159)
Stock-based compensation					       -            -            -      112,000            -     112,000
Net loss for the period ended December 31, 2004			       -            -            -            -     (364,051)   (364,051)

Balance, December 31, 2004				      33,582,482  $15,014,117    $       -     $112,000 $(14,833,185) $  292,932


















                             SEE ACCOMPANYING NOTES

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian Dollars)


                                                                                                    Period From
                                                                                                        Date of
                                                                                                  Incorporation
                                                                                                     on May 21,
                                                          Year Ended   Year Ended   Year Ended          1993 to
                                                        December 31, December 31, December 31,     December 31,
                                                                2004         2003         2002             2004

CASH FLOWS FROM OPERATING ACTIVITIES
  Income (loss) from continuing operations for the period  $(364,051)   $   4,605    $ 156,098     $(12,575,910)
  Items not affecting cash:
    Amortization                                                -            -            -              14,063
    Capital assets written-off                                  -            -            -              11,345
    Loss from disposal of oil and gas lease                     -            -            -               1,275
    Resources properties written-off                            -            -            -           7,708,774
    Resources properties written-down                           -            -            -           1,010,765
    Stock-based compensation                                 112,000         -            -             112,000
    Write-off of uncollectible advances                         -            -            -             176,243
    Gain on sale of marketable securities                       -            -            -             (56,371)
    Gain on settlement of accounts payable                      -            -        (199,935)        (199,935)
    Limited partnership income                            (4,860,558)        -            -          (4,860,558)
    Write-down of investment in a limited partnership      3,781,723         -            -           3,781,723
    Interest on promissory notes                             854,498         -            -             854,498
  Changes in non-cash working capital items:
    Amounts receivable                                       (11,046)      (2,822)       3,771          (13,868)
    Prepaid expenses                                          (8,375)        -            -              (8,375)
    Accounts payable                                         (22,249)     (72,394)      40,066        1,013,179

  Net cash flows used in operating activities               (518,058)     (70,611)        -          (3,031,152)

CASH FLOWS FROM INVESTING ACTIVITIES
  Distributions from limited partnership                   1,151,371         -            -           1,151,371
  Acquisition of capital assets                                 -            -            -             (25,408)
  Advances for research property exploration                 (19,492)        -            -             (19,492)
  Resource properties costs                                 (104,096)        -            -          (6,298,135)
  Proceeds from sale of oil and gas interest                    -            -            -              47,863
  Proceeds from sale of subsidiary                              -            -            -                  10
  Cash acquired from investment in subsidiary                   -            -            -             132,160
  Cash disposed of from sale of subsidiary                      -            -            -              (1,693)

  Net cash flows provided by (used in) investingactivities
                                                           1,027,783         -            -          (5,013,324)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on issuance of capital stock                      557,640         -            -          11,412,735
  Share subscriptions received                                (2,500)       2,500         -                -
  Repayment of promissory notes                             (927,034)        -            -            (927,034)
  Advances receivable                                           -            -            -            (176,243)
  Advances from (to) directors                               (34,937)      70,531         -             220,932

  Net cash flows provided by (used in) financingactivities
                                                            (406,831)      73,031         -          10,530,390

                                   - continued -


                             SEE ACCOMPANYING NOTES

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian Dollars)


                                                                                                    Period From
                                                                                                        Date of
                                                                                                  Incorporation
                                                                                                     on May 21,
                                                          Year Ended   Year Ended   Year Ended          1993 to
                                                        December 31, December 31, December 31,     December 31,
                                                                2004         2003         2002             2004


Continued


CHANGE IN CASH FROM CONTINUING OPERATIONS                   102,894        2,420         -            2,485,914


DECREASE IN CASH FROM DISCONTINUED OPERATIONS                  -            -            -           (2,380,519)


CHANGE IN CASH FOR THE PERIOD                               102,894        2,420         -              105,395


CASH, BEGINNING OF PERIOD                                     2,501           81           81              -


CASH, END OF PERIOD                                       $ 105,395    $   2,501    $      81         $ 105,395


CASH PAID FOR INTEREST                                    $    -       $    -       $    -


CASH PAID FOR INCOME TAXES                                $    -       $    -       $    -

SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS (Note 9)
















                             SEE ACCOMPANYING NOTES

DYNAMIC RESOURCES CORP.							 Schedule 1
(An Exploration Stage Company)
SCHEDULE OF MINERAL PROPERTIES
for the years ended December 31, 2004 and 2003
(Expressed in Canadian Dollars)



			         Franklin
                                    Creek Good Hope  TB 1-12  MAG 1-2     2004      2003

Acquisition Costs
  Balance, beginning of the year $  2,000 $   -     $   -    $   -    $  2,000 $    -
   Additions:
    Cash                             -      20,401    15,000    5,000   40,401      -
    Common shares                    -      50,000    50,000   37,500  137,500     2,000
    Option payments                  -       6,363      -        -       6,363      -
    Staking and land taxes          2,500   16,483      -        -      18,983      -

                                    4,500   93,247    65,000   42,500  205,247     2,000

Deferred Exploration Costs
  Balance, beginning of the year     -        -         -        -        -         -
   Additions:
    Consulting                      5,000    3,339      -        -       8,339      -
    Other                           6,205    6,362      -        -      12,567      -
    Third-party exploration          -      13,395      -        -      13,395      -
    Travel and accommodations       4,048     -         -        -       4,048      -

                                   15,253   23,096      -        -      38,349      -

Total costs, end of the year     $ 19,753 $116,343  $ 65,000 $ 42,500 $243,596 $   2,000




                             SEE ACCOMPANYING NOTES

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)



1.    NATURE AND CONTINUANCE OF OPERATIONS

      Dynamic Resources Corp. (the "Corporation") was incorporated under the Alberta Business Corporations Act on May 21, 1993 and is listed for trading on the Canadian Trading and Quotation System Inc. ("CNQ") and the Pink Sheets in the United States of America.

      The Corporation is in the exploration stage and is in the process of exploring and developing its resource properties and has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of amounts shown for resource properties and related deferred exploration expenditures are dependent upon the discovery of economically recoverable reserves, confirmation of the Corporation's interest in the underlying mineral claims, the ability of the Corporation to obtain necessary financing to complete the development of the resource properties and upon future profitable production or proceeds from the disposition thereof.

      These consolidated financial statements have been prepared on a going concern basis which presumes that the Corporation will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. As at December 31, 2004, the Corporation has not achieved profitable operations and has accumulated $14,833,185 in losses since inception. The Corporation's ability to continue as a going concern is dependent upon the ability of the Corporation to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Corporation will not be able to continue as a going concern. These financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Corporation be unable to continue as a going concern.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles and are stated in Canadian dollars and, except as described in
      Note 13, conform in all material respects with accounting principles generally accepted in the United States of America. The financial statements have, in management's opinion, been properly prepared within the framework of significant accounting policies summarized below:

      A) PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Corporation and its inactive wholly owned subsidiaries, 663654 Alberta Ltd. and 679443 Alberta Ltd. The consolidated financial statements have been consolidated using the purchase method. All inter-company transactions and balances have been eliminated upon consolidation.

      B) USE OF ESTIMATES

         Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      C) INVESTMENT IN LIMITED PARTNERSHIP

         The Company accounts for its investment in a limited partnership using the cost basis, whereby the initial investment is recorded at cost and earnings are recorded only to the extent accrued or receivable. The carrying cost of this investment is written-down to fair value if there is a permanent impairment in its carrying value.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      D) MINERAL PROPERTIES

         The acquisition of resource properties are recorded at cost. Exploration and development costs relating to these properties are deferred until the properties are brought into production, at which time the costs are amortized on the unit of production basis, or until the properties are abandoned or sold, at which time the costs are written off, or considered to be impaired in value. Resource properties are abandoned, when the claims are no longer in good standing or the agreements covering the claims are in default, and in either case management has determined that abandonment is appropriate. Abandoned properties and write-downs due to impairment are charged to operations.

         The Corporation is in the process of exploring and developing its mineral properties and has not yet determined the amount of reserves available. Management reviews the carrying value of mineral properties on a periodic basis and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by the Corporation, the assessment of future probability of profitable revenues from the property or from the sale of the property. Amounts shown for properties represent costs incurred net of write-downs and recoveries, and are not intended to represent present or future values.

      E) ENVIRONMENTAL COSTS

         Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitment to a plan of action based on the then known facts. The Corporation does not anticipate any material capital expenditures for environmental costs as it is at an early stage of exploration.

      F) EARNINGS (LOSS) PER SHARE

         Basic earnings  (loss)  per  share  is  computed by dividing the income
         (loss) for the year by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share reflects the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the "if converted" method. Fully diluted amounts are not presented when the effect of the computations are anti-dilutive due to losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.

      G) FOREIGN CURRENCY TRANSLATION

         The Company considers its function currency to be the Canadian dollar. Monetary items that are denominated in a foreign currency are translated into Canadian dollars at exchange rates prevailing at the balance sheet date and non-monetary items are translated at exchange rates prevailing when the assets were acquired or obligations incurred. Foreign currency denominated revenue and expense items are translated at the average rates of exchange during the year. Gains or losses arising from the translation are included in operations.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      h) INCOME TAXES

         The Company has adopted the liability method of accounting for income taxes. Future income tax assets and liabilities are determined based on the differences between the tax basis of assets and liabilities and those reported in the financial statements. The future tax assets or liabilities are calculated using the tax rates for the periods in which the differences are expected to be settled. Future tax assets are recognized to the extent that they are considered more likely than not to be realized.

      I) FINANCIAL INSTRUMENTS

         The carrying value of cash, accounts payable and due to a director approximate fair value because of the short maturity of those instruments. Promissory notes payable also approximates fair value. Unless otherwise noted, it is management's opinion that the Corporation is not exposed to significant interest, currency or credit risks arising from these financial instruments.

      I) STOCK BASED COMPENSATION

         The Corporation has a stock option plan as described in Note 6. Pursuant to CICA Handbook Section 3870, "Stock-Based Compensation and Other Stock-Based Payments", effective for fiscal years on or after January 1, 2004, the Corporation recognizes the fair value of all share purchase options and expenses this value over their vesting period with a corresponding increase to contributed surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital. Previously only share purchase options granted to non-employees followed this method and options granted to employees were not expensed. The Corporation has adopted the new policy on a retroactive basis with no restatement of prior periods. However, as there were no share purchase options granted during the years ended December 31, 2002 and 2003, there is no adjustment required.


3.    ACQUISITION OF SUBSIDIARIES

      663654 ALBERTA LTD.

      By an agreement dated September 15, 1995 the Corporation acquired 100% of the issued and outstanding shares of 663654 Alberta Ltd., by the issuance of 1,600,000 common shares of the Corporation at a deemed price of $1.05 per share ($1,680,000).

      663654 Alberta Ltd.'s principal business was the development of oil and gas properties. This subsidiary is inactive having abandoned its oil and gas properties during the year ended December 31, 1996.

      679443 ALBERTA LTD.

      The Corporation  acquired  100%  of  the  issued and outstanding shares of
      679443 Alberta Ltd. on April 3, 1996 for $1. 679443 Alberta Ltd.'s principal business was the development of oil and gas properties. This subsidiary is inactive having disposed of its oil and gas properties during the year ended December 31, 1998.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




4.    INVESTMENT IN LIMITED PARTNERSHIP AND PROMISSORY NOTES


      During the year ended December 31, 2004, the Corporation acquired an interest in a limited partnership (the "Partnership") involved in the petroleum and natural gas industry for $16,759,130. In consideration, the Corporation issued to the vendors promissory notes totalling $16,759,130 which bear interest at 4.75% and are all repayable on or before November 30, 2008. The promissory notes are entirely secured by a charge on the Company's interest in the Partnership. The promissory notes payable balance of $16,686,594 as at December 31, 2004 included accrued interest of $452,119.

      At December 31, 2004, the investment in the partnership was written down by $3,781,723.



5.    MINERAL PROPERTIES


      FRANKLIN CREEK PROPERTIES

      By agreement dated October 1, 2002, the Corporation acquired the rights to a 100% interest in 16 mineral property claims located in the Whitehorse Mining District, Yukon Territory, Canada. As consideration for this acquisition, the Corporation issued 200,000 (2,000,000 pre-consolidated) common shares valued at $2,000.

      GOOD HOPE PROPERTY

      Pursuant to an agreement dated February 26, 2004, the Corporation was granted an option to earn a 60% interest in 97 mining claims situated in the Elko County, Nevada, U.S.A. (the "Claims"). To earn its interest, the Corporation is required to pay US$90,000 to the optioner over three years as follows:

         - US$15,000 on February 26, 2004 (paid);
         - US$20,000 on or before February 26, 2005;
         - US$25,000 on or before February 26, 2006;
         - US$30,000 on or before February 26, 2007.

      Issue 1,000,000 common shares of the Corporation to the optionor as follows:

         - 500,000 shares on May 1, 2004 (issued);
         - 500,000 shares on or before November 1, 2004 (issued).

      Expend US$600,000 on exploration of the claims as follows:

         - US$100,000 on or before February 26, 2005;
         - US$200,000 on or before February 26, 2006;
         - US$300,000 on or before February 26, 2007.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




5.    MINERAL PROPERTIES (cont'd)

      GOOD HOPE PROPERTY (cont'd)

      The optionor will act as operator. Once the option has been fully earned, the optionor will have 120 days in which to provide written notice electing to either:

         a) form a joint venture in which the Corporation would have a 60% interest and the optionor 40%;

         b) not participate in a joint venture, in which event the Corporation will be deemed to have earned an undivided 100% interest in the Claims and the optionor shall be granted a 3% net smelter return royalty. The Corporation will have the right at any time to purchase up to two of the 3% royalty points by paying $1,000,000 per royalty percentage point to the optionor.

      As at December 31, 2004, the Corporation has advances of $19,492 with the operator for future exploration on the claims.

      TB 1-12 PROPERTIES

      The Corporation entered into an agreement dated June 9, 2004, to acquire the rights to a 100% interest in certain mineral claims located in the South Mining District of the Northwest Territories, Canada. As consideration, the Corporation paid $15,000 cash and, issued 1,000,000 common shares valued at $0.05 per share or $50,000.

      MAG 1-2 CLAIMS

      The Corporation entered into an agreement dated August 17, 2004 to acquire a 100% interest in certain mineral claims located in the South Mining District of the Northwest Territories, Canada. As consideration, the Corporation paid $5,000 cash and issued 750,000 common shares value at $0.05 per share or $37,500.


6.    CAPITAL STOCK

      AUTHORIZED:

        An unlimited number of common shares
        An unlimited number of preferred shares

      Preferred shares may be issued in one or more series and the directors are authorized to fix the number of shares in each series and to determine the designation, rights, privileges, restrictions and conditions attached to the shares of each series.

      During the year ended December 31, 2004, the Corporation consolidated its common stock on the basis of ten old shares for one new share. All references to share amounts have been retroactively restated to give effect to the share consolidation.

      The Corporation issued 11,655,986 units pursuant to private placements for gross proceeds of $582,799 of which $2,500 was received during the year ended December 31, 2003. Each unit consists of one share of common stock and one share purchase warrant entitling the holder to purchase one additional common share at $0.15 per share for a period of two years. The Corporation also issued 100,000 shares of common stock at a fair value of $0.05 per share as a financing fee.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




6.    CAPITAL STOCK (cont'd)

      AUTHORIZED: (cont'd)

      The Corporation issued 200,000 common shares at a fair value of $2,000 and 2,750,000 common shares at a fair value of $137,500 pursuant to the acquisition of mineral properties.

      The Corporation issued 15,021,839 common shares in settlement of accounts payable of $733,491 and due to related parties of $202,891 at prices ranging from $0.05 to $0.15 per share.

      COMMITMENTS

      a) Mineral properties - Note 4

      b) Stock-based Compensation Plan

         The Corporation has granted directors and a consultant common share purchase options. A summary of the stock option plan is presented below:

	-------------------------------------------------------------------------

                                  	     2004               2003
	-------------------------------------------------------------------------
                                     	     Weighted           Weighted
                                     	     Average            Average
                                 	     Number   Exercise  Number   Exercise
                                	     Of Shares  Price   Of Shares  Price
	-------------------------------------------------------------------------

 	Outstanding, beginning of year    	 -        -         -        -
 	Granted                       	     2,700,000  $0.10       -        -
 	Outstanding and exercisable,
  	at end of year                       2,700,000  $0.10       -        -
	-------------------------------------------------------------------------

         As at December 31, 2004:

         i)   2,400,000  directors'  share   purchase  options were  outstanding
              entitling the holder thereof the right to acquire 2,400,000 common shares at $0.10 per share until October 1, 2009;

         ii) 300,000 share purchase options granted to a consultant were outstanding entitling the holder thereof the right to acquire 300,000 common shares at $0.10 per share until December 9, 2009.

         During the year ended December 31, 2004, the fair value of stock options granted was determined to be $112,000. The Corporation uses the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate and, therefore, the existing do not necessarily provide a reliable single measure of the fair value of the Corporation's share purchase options.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




6.    CAPITAL STOCK (cont'd)

      COMMITMENTS (cont'd)

      b) Stock-based Compensation Plan (cont'd)

         The 2004 assumptions used for the Black-Scholes model are as follows:

 	 Expected dividend yield  	0.0%
         Expected volatility            101%
         Risk-free interest rate       3.00%
         Expected term in years       5 years


      c) Share Purchase Warrants

         At September 30, 2004, the Corporation had 11,655,986 share purchase warrants outstanding enabling holders to acquire the following shares of common stock:

	---------------------------------------------------------
 	Number of Shares 	Exercise Price    Expiry Date
	---------------------------------------------------------

 	8,145,986       	 $      0.15       April 19, 2006
 	   60,000      		 $      0.15       August 9, 2006
	3,450,000        	 $      0.15     December 9, 2006
	---------------------------------------------------------



7.    RELATED PARTY TRANSACTIONS

      The Corporation incurred the following expenses charged by a director of the Corporation:

      ----------------------------------------------------------------------

                                                              Period From
                                                                  Date of
                                                            Incorporation
                                                               on May 21,
                       Year Ended   Year Ended   Year Ended       1993 to
                     December 31, December 31, December 31,  December 31,
                             2004         2003         2002          2004
      ----------------------------------------------------------------------

 	Management fees $  72,000    $  48,000    $    -       $ 333,105
      ----------------------------------------------------------------------

      These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

      The amounts due to/from directors of the Corporation are unsecured, non-interest bearing and have no specified terms for repayment.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)



7.    RELATED PARTY TRANSACTIONS (cont'd)

      During the year ended December 31, 2004, the Corporation issued:

      i) 4,057,820 shares of common stock to a director of the Corporation in settlement of $202,891 due to this director, and

      ii) 100,000 at $0.05 per unit pursuant to a private placement to a director of the Corporation. Each unit consists of one share of common stock and one share purchase warrant entitling the director to purchase one additional common share at $0.15 per share for a period of two years.

8.    CORPORATION INCOME TAXES


      Future income tax assets and liabilities are recognized for temporary differences between the carrying amount of the balance sheet items and their corresponding tax values as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized. Significant components of the Corporation's future tax assets and liabilities, after applying enacted corporation income tax rates, are as follows:


      --------------------------------------------------------------------------


                                                               2004        2003
      --------------------------------------------------------------------------

	Future income tax assets:
 	Net tax non-capital losses carried forward       $1,200,575  $2,271,564
 	Resource deductions                                 657,072     794,962
 	Share issue costs                                     7,044        -
 	Valuation allowance for future income tax assets (1,864,691) (3,066,526)

 	Net future income tax assets                     $    -      $    -
      --------------------------------------------------------------------------


      Management considers it more likely than not that the amounts will not be utilized and accordingly a full valuation allowance has been applied.

      At December 31, 2004, the Corporation has accumulated non-capital losses totaling $3,430,215 which may be applied against future years' taxation income. These losses expire as follows:

 		2005 			             $1,092,950
		2006  					836,954
 		2007  					600,105
 		2008  					464,033
 		2009  					436,173

      						     $3,430,215

      At December 31, 2004, the Corporation has accumulated Canadian and foreign Exploration and Development expense pools totaling $1,877,349. These expenses can be utilized to offset future years' taxable income at various rates and are available indefinitely.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




9.    SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

      Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows. The following transactions have been excluded from the statement of cash flows for the year ended December 31, 2004:

      a) Pursuant to mineral property acquisition agreements, the Corporation issued:
            - 2,750,000 common shares at $0.05 per share for a fair value of $137,500; and
            - 200,000 common shares at $0.01 per share for a fair value of $2,000.

      b) The Corporation issued 15,021,839 common shares at $0.05 per share to settle accounts payable of $733,491 and due to related parties of $202,891.

      c) The Corporation issued 100,000 common shares at $0.05 per share as a finder's fee on a private placement.

      d) The Corporation acquired an  interest in  a limited  partnership  (Note
         4) for $16,759,130. In consideration, the Corporation issued to the vendors promissory notes totalling $16,759,130.

      There were no significant non-cash transactions for the years ended December 31, 2003 and 2002.


10.   SEGMENTED INFORMATION


      The Corporation operates in one reportable segment being the exploration of mineral properties and considers its loss from operations for the period ended December 31, 2004 to relate to this segment.

      The Corporation has mineral properties located in Canada and the U.S.A. and conducts its administrative activities primarily in Canada. The total amount of assets attributable to Canada is $16,948,445 and the U.S.A is $135,835.


11.   CONTINGENCY


      During the year December 31, 2002, a Third Party Notice was filed against the Corporation in respect to a breach of an oil and gas permit and service lease and breach of statutory duties to reclaim the subject land. The Corporation was advised that a defence is not required at this time. The estimated cost on this claim, should the Corporation be unsuccessful in its defence of this claim, is undeterminable.


12.   SUBSEQUENT EVENTS


      i) On February 4, 2005, the Corporation granted a consultant common share purchase options to purchase 500,000 common shares at $0.10 per share expiring February 4, 2010.

      ii)On April 18, 2005, the Corporation has indicated its intention to complete a private placement of up to 4,000,000 units at $0.05 per unit. Each unit is to consist of one common share and one share purchase warrant exercisable at $0.15 for a period of two years from closing.

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




13.   DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

      These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"). Material variations in the accounting principles, practices and methods used in preparing these consolidated financial statements from principles, practices and methods accepted in the United States ("U.S. GAAP") are described and quantified below.

      A) MINERAL PROPERTIES AND DEFERRED EXPLORATION COSTS

         Under Canadian GAAP, mineral property acquisition and exploration costs may be deferred and amortized to the extent they meet certain criteria unless commercial feasibility is established. Under U.S. GAAP, mineral property acquisition and exploration costs must be expensed as incurred. Therefore, an additional expense is required under U.S. GAAP.

      B) NEW ACCOUNTING STANDARDS

         Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted could have a material effect on the accompanying financial statements.

      The impact of the above differences between Canadian GAAP and U.S. GAAP on the consolidated balance sheet items is as follows:


                                                          2004                                   2003

                                              Balance                                   Balance
                                               as per                   Balance          as per                  Balance
                                             Canadian                    as per        Canadian                   as per
                                                 GAAP   Adjustments   U.S. GAAP            GAAP  Adjustments   U.S. GAAP

Current assets                            $127,638     $       -       $127,638      $    5,323    $   -       $  5,323

Due from directors                           6,960             -          6,960            -           -           -
Investment in limited
  partnership                           16,686,594             -     16,686,594            -           -           -
Advances for resource
  property exploration                      19,492             -         19,492            -           -           -
Mineral properties                         243,596        (243,596)         -             2,000      (2,000)       -

                                       $17,084,280     $  (243,596) $16,840,684      $    7,323  $   (2,000) $    5,323

Total liabilities                      $16,791,348     $       -    $16,791,348      $1,093,362  $     -     $1,093,362

Shareholders'
 equity (deficiency)                       292,932        (243,596)      49,336      (1,086,039)     (2,000) (1,088,039)

                                       $17,084,280     $  (243,596) $16,840,684     $     7,323    $ (2,000)   $  5,323

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




13.   DIFFERENCES  BETWEEN  CANADIAN  AND  UNITED  STATES  ACCOUNTING PRINCIPLES
      (cont'd)

         The impact of the above differences between Canadian GAAP and U.S. GAAP on the consolidated loss for the period is as follows:


                                                                                      Period From
                                                                                          Date of
                                                                                    Incorporation
                                                                                       on May 21,
                                              Year Ended   Year Ended   Year Ended        1993 to
                                            December 31, December 31, December 31,   December 31,
                                                    2004         2003         2002           2004

Continuing operations
 Income (loss) from continuing operations
  for the period per Canadian GAAP          $(364,051)   $   4,605    $ 156,098    $(12,575,910)
 Mineral properties written-off                  -            -            -          7,708,774
 Mineral properties written-down                 -            -            -          1,010,765
 Mineral property costs incurred             (241,596)        -          (2,000)     (8,963,135)

 Income (loss) from continuing operations
  for the period per U.S. GAAP               (605,647)       4,605      154,098     (12,819,506)

Discontinued operations
 Loss from discontinued operations for the
  period per Canadian GAAP                       -            -            -         (2,257,275)
 Resource properties written-off                 -            -            -          2,051,539
 Resource property costs incurred                -            -            -         (2,051,539)

 Loss from discontinued operations for the
  period per U.S. GAAP                           -            -            -         (2,257,275)

 Net income (loss) for the period per
  U.S. GAAP                                 $(605,647)   $   4,605    $ 154,098    $(15,076,781)

Earnings (loss) per share from continuing
 operations per U.S. GAAP                   $    0.03    $    0.01    $    0.04

Earnings (loss) per share from discontinued
 operations per U.S. GAAP                   $    0.00    $    0.00    $    0.00

Earnings (loss) per share per U.S. GAAP     $    0.03    $    0.01    $    0.04

Weighted average number of shares
 outstanding per U.S. GAAP                 19,595,448    3,854,657    3,854,657

DYNAMIC RESOURCES CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(Expressed in Canadian Dollars)




13.   DIFFERENCES  BETWEEN  CANADIAN  AND  UNITED  STATES ACCOUNTING  PRINCIPLES
      (cont'd)


      The impact of the above difference between Canadian GAAP and U.S. GAAP on the consolidated statements of cash flows is as follows:



                                                                                                                       Period From
                                                                                                                           Date of
                                                                                                                     Incorporation
                                                                                                                        on May 21,
                                                                                Year Ended   Year Ended   Year Ended       1993 to
                                                                              December 31, December 31, December 31,  December 31,
                                                                                      2004         2003         2002          2004

Cash flows used in operating activities,
  Canadian GAAP                                                               $  (518,058)   $(70,611)    $     -      $(3,031,152)
  Adjustments to mineral properties                                              (241,596)         -            -       (6,435,635)

Cash flows used in operating activities,
  U.S. GAAP                                                                      (759,654)    (70,611)          -       (9,466,787)

Cash flows used in investing activities,
  Canadian GAAP                                                                 1,027,783         -             -       (5,013,324)
  Adjustments to mineral properties                                               241,596         -             -        6,435,635

Cash flows provided by (used in)investing activities, U.S. GAAP
                                                                                1,269,379         -             -        1,422,311


Cash flows provided by (used in) financing activities, Canadian and U.S. GAAP    (406,831)     73,031           -       10,530,390

Decrease in cash from discontinued operations                                      -              -             -       (2,380,519)

Change in cash for the period                                                     102,894       2,420           -          105,395

Cash, beginning of period                                                           2,501          81           81            -

Cash, end of period                                                           $   105,395    $  2,501    $      81    $    105,395

DYNAMIC RESOURCES CORP.
(Expressed in Canadian Dollars)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004




13.   DIFFERENCES  BETWEEN  CANADIAN  AND  UNITED  STATES ACCOUNTING  PRINCIPLES
      (cont'd)


      The impact of the above difference between Canadian and U.S. GAAP on the consolidated statement of shareholders' equity (deficiency) is as follows:


------------------------------------------------------------------------

 Shareholders' deficiency per U.S. GAAP, December 31, 1996  $	  (562,690)
 Add:  Issue of shares                                      	 1,709,354
 Less:  1997 operating loss                                	(2,017,700)
 Less:  1997 mineral property acquisition costs              	  (878,229)
 Add:  1997 mineral property costs written-off                     571,823
 Add:  1997 mineral property costs written-down                     35,857

 Shareholders' deficiency per U.S. GAAP, December 31, 1997      (1,141,585)
 Add:  Issue of shares                                             914,544
 Less: 1998 operating loss                                      (4,453,051)
 Less: 1998 mineral property acquisition costs                     (69,303)
 Add: 1998 mineral property costs written-off                    3,659,477

 Shareholders' deficiency per U.S. GAAP, December 31, 1998      (1,089,918)
 Less 1999 operating loss                                          (72,881)

 Shareholders' deficiency per U.S. GAAP, December 31, 1999      (1,162,799)
 Less: 2000 operating loss                                         (35,111)

 Shareholder' deficiency per U.S. GAAP, December 31, 2000       (1,197,910)
 Less: 2001 operating loss                                         (51,332)

 Shareholders' deficiency per U.S. GAAP, December 31, 2001      (1,249,242)
 Add: 2002 operating income                                        154,098

 Shareholders' deficiency per U.S. GAAP, December 31, 2002      (1,095,144)
 Add: 2003 operating income                                          4,605
 Add: Share subscriptions received                                   2,500

 Shareholders' deficiency per US GAAP, December 31, 2003        (1,088,039)
 Add: Issue of shares                                            1,633,522
 Less: Share subscriptions received in 2003                         (2,500)
 Add: Stock-based compensation                                     112,000
 Less: 2004 operating loss                                        (605,647)

 Shareholders' equity per US GAAP, December 31, 2004        $       49,336
---------------------------------------------------------------------------



Endnotes

 <1>A PARTNERSHIP OF INCORPORATED PROFESSIONALS        AMISANO HANSON
                                                CHARTERED ACCOUNTANTS



<2>750 WEST PENDER STREET, SUITE 604                  TELEPHONE:604-689-0188
VANCOUVER CANADA                                      FACSIMILE:604-689-9773
V6C 2T7                                               E-MAIL: amishan@telus.net